Exhibit 99.1

NEWS RELEASE Contact: Joanna Clark Phone Number: 617-969-9192 Email: globalscape@corporateink.com

GLOBALSCAPE® ANNOUNCES SPECIAL CASH DIVIDEND OF $0.05 PER COMMON SHARE

SAN ANTONIO, TX – November 7, 2013 -- GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today that its Board of Directors has declared a special cash dividend of $0.05 per share of common stock.

The dividend is payable on December 3, 2013 to shareholders of record at the close of business at 5:00 p.m. Eastern Time on November 19, 2013.

“The Board’s declaration of this special cash dividend reflects its confidence in our future business prospects and belief that we will continue to generate cash from operations,” said James Bindseil, interim president of Globalscape.

ABOUT GLOBALSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.